Exhibit 10.53

EXECUTION COPY

$40,200,000

MISSION ECONOMIC DEVELOPMENT CORPORATION

SOLID WASTE DISPOSAL REVENUE BONDS

(DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC PROJECT)

SERIES 2011

BOND PURCHASE CONTRACT

THIS BOND PURCHASE CONTRACT, dated March 24, 2011 (this “Bond Purchase Contract”), is made and entered into by and among the MISSION ECONOMIC DEVELOPMENT CORPORATION (the “Issuer”), FIRST SOUTHWEST COMPANY, as representative (the “Representative”) on behalf of itself and WESTHOFF, CONE & HOLMSTEDT (together with the Representative, the “Underwriters”) and DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC (the “Company”).  The Representative has been duly authorized to execute this Bond Purchase Contract and to take any action hereunder by and on behalf of the Underwriters.

Section 1.        Description of Bonds.  The Issuer proposes to issue Mission Economic Development Corporation Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011 in the aggregate principal amount of $40,200,000 (the “Bonds”).  The Bonds will mature on the date and will bear interest from the date and at the initial interest rate mode and at the interest rate as set forth in Schedule I attached hereto and will be subject to redemption as set forth in the Trust Indenture, dated as of January 1, 2011 (the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Bonds are being issued by the Issuer for the purpose of (i) paying down existing loans that were used to upgrade an existing landfill gas collection and processing facility (the “Facility”) located at the City of Dallas McCommas Bluff Landfill (the “Landfill”) in the City of Dallas, in the State of Texas (the “State”), (ii) financing or refinancing the costs of the design, permitting, construction and equipping of expansions to the Facility, including the installation of new landfill gas collection wells and related piping for such expansions (collectively, the “Project”), (iii) funding a portion of the deposit to the Debt Service Reserve Fund (as defined herein), and (iv) paying a portion of the costs associated with the issuance of the Bonds.  The Facility is owned by the Company and will be operated by Clean Energy or one of its direct or indirect wholly-owned subsidiaries pursuant to the Management Services Agreement (as hereinafter defined).  Pursuant to the Loan Agreement, dated as of January 1, 2011 (the “Loan Agreement”), between the Company and the Issuer, the Company has covenanted with the Issuer to make loan repayments equal to the principal of, premium, if any, and interest, coming due on the Bonds, and pursuant to the Indenture, the Issuer has pledged and assigned to the Trustee all of the Issuer’s right, title and interest in and to the Loan Agreement (with certain specified exceptions) and the Note described below.  The Company will execute a promissory note, dated March 31, 2011 (the “Note”), as evidence of its obligations under the Loan Agreement.  The Issuer and the Company will enter into the Tax Certificate and Agreement, dated as of the hereinafter defined Closing Date (the “Tax Agreement”).

The Company has leased rights to collect, process, use and sell landfill gas collected at the Landfill and the real property on which the Facility is located (the “Project Site”) from the City of Dallas (the “City”) pursuant to a lease and amendments thereto (collectively, the “Lease Agreement”).  Dallas Clean Energy, LLC (“DCE”) was acquired by CE Dallas Renewables, LLC on August 5, 2008 and was immediately thereafter merged into CE Dallas Renewables, LLC which then changed its name to Dallas Clean Energy, LLC.  Pursuant to an Assignment and Assumption of Lease, by and between DCE and the Company, dated as of January 1, 2011 (the “Lease Assignment”), DCE has assigned all of its rights, title and interest in the Lease Agreement to the Company.

The obligations of the Company under the Loan Agreement will be further secured by a Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of January 1, 2011 (the “Deed of Trust”), executed by the Company in favor of the deed of trust trustee named therein for the benefit of the Trustee.  In addition,  the Company will execute a Security Agreement (the “Security Agreement”), as security for its obligations, pursuant to which the Company will grant to the Trustee a security interest in all right, title and interest of the Company to the Collateral (as defined in the Security Agreement), which includes but is not limited to the Company’s rights, title and interest in any gas sale agreement, including the Shell Gas Sale Agreement (as defined herein), the EPC Contract and the funds and accounts held under the Indenture.

The Underwriters understand that the Company and Clean Energy have entered into a Management Services Agreement dated as of February 25, 2011 (the “Management Services Agreement”), for certain operational and administrative activities related to the Project.

In addition, the Underwriters understand that DCE has entered into a Base Contract and Transaction Confirmation, dated April 3, 2009 and subsequent sales confirmations (the “Shell Gas Sale Agreement”), by and between DCE and Shell Energy North America (US), L.P. (“Shell Energy”), which provides for payment by Shell Energy of payments for gas produced at the Facility.  DCE has assigned to the Company all of DCE’s rights, title and interest in and to the Shell Gas Agreement, pursuant to an Assignment and Assumption Agreement (Shell Agreements), dated January 1, 2011 (the “Shell Assignment and Assumption Agreement”), by and between the Company and DCE.  Pursuant to a Consent and Agreement, by and between Shell Energy, The Bank of New York Mellon Trust Company, N.A., as Depository Bank, the Company and the Trustee (the “Depository Bank”), dated as of January 1, 2011 (the “Consent Agreement”), Shell Energy will agree to make all payments under the Shell Gas Sale Agreement to the Depository Bank. In addition, other revenues generated through the sale of gas produced at the Facility will be paid directly to the Depository Bank pursuant to a Depository and Control Agreement dated as of January 1, 2011 (the “Depository Agreement”), among the Company, the Trustee and the Depository Bank.

The Underwriters further understand that the Company has entered into an Agreement between Owner and Design-Builder Cost Plus Fee with an Option for a Guaranteed Maximum Price, dated February 25, 2011, to be effective on the date of delivery of the Bonds (the “EPC Contract”) with VM Energy LLC, a joint venture enterprise between V Core Corporation and Murrieta Development Inc. (the “EPC Contractor”).

In addition, the Underwriters understand that the Company will enter into a Collateral Assignment of Contracts, Permits, Licenses, Rights of Way and Plans, dated as of January 1, 2011 (the “Collateral Assignment”), with the Trustee.

In addition, DCE and Atmos Pipeline — Texas (“Atmos”), have entered into the following three agreements: (1) a Priority Natural Gas Transportation Agreement, dated as of April 4, 2009 (the “Priority Transportation Agreement”), (2) NGPA §311 Interruptible Gas Transportation Agreement, dated April 4, 2009, as amended on October 13, 2010 (the “311 Transportation Agreement”), and (3) the Plant Operational Balancing Agreement, dated as of December 1, 2010 (the “POBA” and, collectively with the Priority Transportation Agreement, and the 311 Transportation Agreement, the “Transportation Agreements”).  DCE has assigned to the Company all of DCE’s rights, title and interest in and to the Transportation Agreements, pursuant to an Assignment and Assumption Agreement (Atmos Agreements), dated January 1, 2011 (the “Atmos Assignment and Assumption Agreement”), by and between the Company and DCE.  The Company, pursuant to a collateral assignment and Consent and Agreement with Atmos, has collaterally assigned, subject to certain reserved rights and the consent of Atmos, the Transportation Agreements to the Trustee.

The Indenture, the Loan Agreement, the Lease Agreement, the Shell Gas Agreement (as modified by the Consent Agreement), the Deed of Trust, the Security Agreement, the Management Services Agreement, the EPC Contract, the Depository Agreement, the Transportation Agreements, the Collateral Assignment, the Shell Assignment and Assumption Agreement, the Atmos Assignment and Assumption Agreement and this Purchase Contract are collectively referred to herein as the “Financing Agreements.”

Section 2.        Purchase, Sales Fees and Closing.  (a)  Subject to the provisions of this Bond Purchase Contract and the Official Statement dated March 24, 2011, with respect to the Bonds (the “Official Statement”), the Underwriters hereby agree to purchase from the Issuer, and the Issuer will sell to the Underwriters, all of the Bonds, at a purchase price of $39,305,067.45 (representing the principal amount of the Bonds, less original issue discount in the amount of $372,332.55), less an underwriters’ discount in the amount of $522,600.00, payable in immediately available funds to the order of the Trustee.

(b)           The Company shall pay to the Underwriters all reasonable out-of-pocket costs and expenses of the Underwriters incurred in connection with the successful issuance and sale of the Bonds.  In addition, the Company shall also pay all other reasonable fees and expenses incurred in connection with the issuance and sale of the Bonds and the preparation, execution, delivery and enforcement of any document that may be delivered in connection therewith, including, but not limited to, (i) all reasonable and customary fees and out-of-pocket expenses of Bond Counsel, counsel for the Underwriters, special counsel to the Company, counsel for the Trustee, counsel for the Depository Bank and counsel for the Issuer, (ii) all reasonable and customary fees and out-of-pocket expenses of the Issuer and the Trustee, (iii) the cost of printing, photocopying and delivering the Bonds, the Preliminary Official Statement and the Official Statement, (iv) all reasonable and customary Rating Agency fees, (v) the fees and expenses of the Texas Governor’s Office of Economic Development and Tourism and (vi) the fees and expenses of the Texas Attorney General’s Office.  The fees and expenses described in the preceding sentence shall be paid by the Company whether or not the Bonds are issued or sold, unless the

Underwriters are in default in their obligation to purchase the Bonds hereunder, in which case the Company shall have no obligation to pay the fees and expenses of the Underwriters or counsel to the Underwriters.  All fees and expenses described in this Section, to the extent they are reasonable, identifiable and billed, shall be paid on the Closing Date (as defined below), and the remainder shall be paid promptly upon receipt of statements therefor.  The obligations of the Company under this Section survive the issuance and maturity of the Bonds and any termination of this Bond Purchase Contract.  Whether or not the sale of the Bonds by the Issuer to the Underwriters is consummated, the Underwriters shall be under no obligation to pay any costs or expenses incident to the performance of the obligations of the Issuer or the Company hereunder.

The closing will be held at the offices of McGuireWoods LLP in Richmond, Virginia at 12:00 p.m. prevailing local time on March 31, 2011, or such other date, time or place as may be agreed upon by the parties hereto.  The hour and date of such closing are herein called the “Closing Date.”  The Bonds will be in registered form as a single Bond, will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) under DTC’s book-entry-only system, and will be made available for inspection by DTC or the Trustee, as its agent, at least one day prior to the Closing Date.  The Issuer has heretofore provided DTC with a letter of representations, in form satisfactory to DTC, relating to eligibility of the Bonds for deposit into the DTC book-entry-only system.  The Company will enter into a certificate to provide continuing disclosure to be dated the Closing Date (the “Continuing Disclosure Certificate”) in form satisfactory to the Underwriters and their counsel.

In the event that for any reason (other than the Underwriters’ negligence or willful misconduct), the Issuer fails to deliver the Bonds as provided herein by 12:00 p.m. prevailing local time on the Closing Date, the Company will pay to the Underwriters any losses resulting from the Underwriters being required to hold the Bonds prior to delivery to the ultimate purchasers thereof.  The preceding sentence shall not be construed as a waiver of any conditions to the Underwriter’s obligations under this Bond Purchase Contract or a waiver by the Company of its claims or rights against another party to this transaction if its negligence, willful misconduct or wrongful act causes the Company to make such a payment to the Underwriters.

Section 3.        Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters and the Issuer that:

(a)           The Company has taken all necessary action to authorize, execute and deliver this Bond Purchase Contract, the Financing Agreements to which it is a party, the Continuing Disclosure Certificate, the Loan Agreement, the Note, the Tax Agreement and all other documents executed and delivered (or to be executed and delivered) in connection with the issuance of the Bonds and the other transactions contemplated hereby and thereby to which such Company is or is to be a party (collectively, the “Company Documents”), and this Bond Purchase Contract has been duly executed and delivered and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, and the other Company Documents when duly executed and delivered by such Company, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of such Company enforceable against such Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity.

(b)           Other than as disclosed in the Official Statement, such Company has not and will not have at the Closing Date any material litigation pending of a character which would materially and adversely affect the operation of the Project, such Company’s ability to perform its obligations under the Company Documents or the tax-exempt status of interest on the Bonds.

(c)           The execution, delivery and performance by such Company of the Company Documents are within the powers of such Company and do not and will not conflict with or violate (i) the articles of formation or its limited liability company agreement of such Company or (ii) any order, injunction, ruling or decree by which such Company or its property is bound, and do not and will not constitute a breach of or default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or material arrangement to which such Company is a party or by which such Company or any of its property is bound, or contravene or constitute a violation of any federal or state constitutional or statutory provision, rule or regulation to which such Company or any of its property is subject, the breach, default, contravention or violation of which could have a material adverse effect on the business or financial condition of such Company and its subsidiaries taken as a whole, and no approval, consent or other action by, or filing or registration with, any governmental authority or agency is required in connection therewith that has not been obtained or accomplished or will not be obtained or accomplished by the Closing Date.

(d)           The Company will not voluntarily take or omit to take any action, which action or omission might in any way result in the inclusion of interest on the Bonds in the gross income of the owners thereof for federal income tax purposes.

(e)           The Company agrees to make available or cause to be made available to the Underwriters, without cost, sufficient copies of any documents pertaining to such Company which are relevant to the transaction described in this Bond Purchase Contract, as the Underwriters may require from time to time for the prompt and efficient performance by the Underwriters of their obligations under this Bond Purchase Contract, provided, however, that nothing in this Section 3(e) shall require such Company to disclose any protected or confidential information.

(f)            The Company is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and qualified to do business in the State with full power, authority and legal capacity to own and operate its properties relating to the Project and to conduct the business now being and proposed to be conducted by it under the Company Documents, and has full power, authority and legal capacity to execute, deliver, carry out and perform its obligations under the Company Documents.

(g)           Other than as disclosed in the Official Statement and any documents incorporated by reference therein, the Company has not and will not have at the Closing Date any material litigation pending of a character which would materially and adversely affect the Company’s ability to perform its obligations under the Company Documents.

(h)           Since the respective most recent dates as of which information is given in the Official Statement, there has not been any material adverse change in the business, properties or financial condition of the Company, other than changes reflected in or contemplated by the Official Statement.

(i)            As of the date of the Official Statement and as of the Closing Date, the information in the Official Statement (except with respect to the information contained under the captions “THE ISSUER,” “UNDERWRITING,” “TAX MATTERS,” APPENDIX B — “ENGINEER’S REPORT,” APPENDIX F — “PROPOSED FORM OF OPINION OF BOND COUNSEL” and APPENDIX G-“DTC AND THE BOOK-ENTRY ONLY SYSTEM” as to which no representation is made), including information incorporated by reference in the Official Statement or otherwise supplied by the Company in writing for inclusion therein, including, without limitation, any appendices thereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, however, at the request of Shell Energy, the Underwriters and the Company have agreed to redact certain pricing information relating to the Shell Gas Sale Agreement, and the representations herein are subject to such redaction. The Company has authorized the delivery of the Official Statement and approves of the use and distribution of the Official Statement by the Underwriters in connection with the initial sale and distribution of the Bonds.  The Company approves the use and distribution of the Official Statement by the Underwriters in connection with the initial sale of the Bonds, substantially in the form of the Preliminary Official Statement dated March 23, 2011 (the “Preliminary Official Statement”) and has ratified and approved the use and distribution of copies of such Preliminary Official Statement in connection with the initial sale of the Bonds.  The Company hereby confirms that the Preliminary Official Statement was deemed “final” (except for permitted omissions) as of its date by the Company for purposes of paragraph (b)(1) of Rule 15c2-12 (the “Rule”) promulgated by the Commission under the Exchange Act of 1934.

(j)            The Company has not previously undertaken any continuing disclosure undertakings pursuant to the Rule.

(k)           Each officer of the Company executing the Company Documents and approving the Indenture and the Official Statement is duly and properly authorized to approve, execute, and deliver the same on behalf of the Company.

(l)            No consent or approval of any trustee or holder of any indebtedness of the Company, and no consent, permission, authorization, order or license of, or filing or registration with, any governmental authority (except in connection with “blue sky” laws) is necessary in connection with (i) the execution and delivery of this Purchase Contract; (ii) the execution and delivery of the Company Documents at the Closing; (iii) the approval of the Indentures and the Official Statement; or (iv)  the consummation of any transaction contemplated in the Company Documents, except as have been obtained or made and as are in full force and effect (or, in case of the Loan Agreement, will be obtained or made and will be in full force and effect at the Closing).

(m)          The Company has obtained the necessary governmental agency approvals, all variances from applicable zoning ordinances and all building permits and easements or licenses required to date for the completion and equipping of the Project, to the extent and as such Project is described in the Official Statement, and such governmental agency approvals, variances, permits, easements and licenses constitute all approvals required to complete the Project, except as provided in the Official Statement and excepting certain building permits, inspections and approvals which the Company anticipates obtaining in due course.  The Project should not be subject to change by any administrative or judicial body so as to materially affect such completion.

(n)           There will be on the Closing Date no persons with any rights granted by the Company or any manager or member of the Company to purchase any equity interest in or debt security of the Company.  There are no direct and indirect subsidiaries of the Company.

(o)           Any certificate signed by any authorized officer of the Company on the Closing Date in connection with the Bond financing shall be deemed a representation and warranty by the Company to the Issuer, Bond Counsel to the Issuer and the Underwriters as to the truth of the statements therein as of the Closing Date.

Section 4.        Representations and Warranties of the Issuer.  The Issuer represents and warrants to the Underwriters and the Company that:

(a)           The Issuer has duly authorized the issuance of the Bonds and the execution and delivery of, and the performance of its obligations under, this Bond Purchase Contract, the Loan Agreement, the Tax Agreement and the Indenture; the Issuer has duly authorized, executed and delivered this Bond Purchase Contract which (assuming the due authorization, execution and delivery by the other parties thereto) constitutes a valid, binding and enforceable agreement of the Issuer, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws or equitable principles affecting creditors’ rights or remedies generally; (ii) the application of equitable principles and the exercise of judicial discretion in appropriate cases; (iii) principles of public policy concerning, affecting or limiting the enforcement of rights or remedies against governmental entities such as the Issuer; and (iv) common law and statutes affecting the enforceability of contractual obligations generally.

(b)           To the actual knowledge of the officers, agents and employees of the Issuer who have substantial responsibility for and in connection with the issuance of the Bonds, there is no action, suit or proceeding or, to the best knowledge of the Issuer, investigation, at law or in equity, before or by any court, board or body or other governmental authority, pending or, to the best knowledge of the Issuer, threatened against or affecting the Issuer, or any basis therefor, to restrain or enjoin the issuance or delivery of any of the Bonds or the collection, application or pledge of revenues pledged under the Indenture or in any way contesting or affecting the authority for the issuance of the Bonds or the validity or enforceability of the Bonds, the Indenture, the Loan Agreement, this Bond Purchase Contract, the Tax Agreement or any other document executed and delivered (or to be executed and delivered) in connection with the issuance of the Bonds and the other transactions contemplated hereby and thereby, to which the Issuer is or is to be a party (collectively, the “Issuer Documents”), or the power of the Issuer to execute and deliver such documents or to consummate the transactions contemplated therein or the existence or powers of the Issuer or the titles of its officers to their respective offices, or wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby and in the Indenture or the Loan Agreement, or which would adversely affect the validity of the Bonds, the resolutions adopted in connection with the issuance of the Bonds or the Issuer Documents.

(c)           To the actual knowledge of the officers, agents and employees of the Issuer who have substantial responsibility for and in connection with the issuance of the Bonds, the execution, delivery and performance by the Issuer of the Issuer Documents do not violate any order, injunction, ruling or decree by which the Issuer is bound, or contravene or constitute a material violation of the Texas Development Corporation Act, Chapter 501, Texas Local Government Code (the “Act”), and no approval, consent or other action by, or filing or registration with, any governmental authority or agency is required in connection therewith that has not been obtained or accomplished or will not be obtained or accomplished by the Closing Date, except for post-closing filings with the Issuer and the Internal Revenue Service and provided no representation is made as to compliance with any federal or state securities or “Blue Sky” laws.

(d)           The Issuer will not take or omit to take any action requested by the Company or the Underwriters, which action or omission might in any way result in the inclusion of the interest on the Bonds in the gross income of the owners thereof for federal income tax purposes, provided the Company or the Underwriters, as the case may be, provides indemnification satisfactory to the Issuer against any and all liabilities, damages, costs, fees and expenses (including fees of bond counsel and the Issuer’s counsel) which may be incurred by the Issuer in connection with any action (or failure to act) requested by the Company or the Underwriters, as the case may be.

(e)           As of the date of the Official Statement, as of the date of this Bond Purchase Contract and as of the Closing Date, the information contained under the caption “THE ISSUER” relating to the Issuer and under the caption “LITIGATION” relating to the Issuer, is true and correct and did not, does not and will not contain any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Issuer approves of the use and distribution of the Official Statement by the Underwriters in connection with the initial sale of the Bonds.  The Issuer ratifies and approves the distribution of copies of the Preliminary Official Statement in connection with the initial sale of the Bonds.

Section 5.    Underwriters’ Representations.   The Underwriters represent and warrant to and agrees with the Issuer that it is authorized to take any action under this Bond Purchase Contract required to be taken by it and that this Bond Purchase Contract is a binding contract of the Underwriters enforceable against the Underwriters in accordance with its terms.  The Underwriters also represent that all information in the Official Statement under the heading “UNDERWRITING” was as of its date and is as of the date hereof true, accurate and correct.

Section 6.        Covenants of the Issuer and the Company.  (a)  The Issuer and the Company agree to cooperate with the Underwriters, at the expense of the Company, in taking all necessary action for the qualification of the Bonds for offer and sale, and the determination of the eligibility of the Bonds for investment, under the laws of such jurisdictions as the Underwriters designate and the continuation of such qualification in effect so long as required for distribution of the Bonds; provided, however, that neither the Issuer nor the Company shall be required to register as a dealer or broker in any jurisdiction, to qualify as a foreign corporation or entity in any jurisdiction, or to file a general consent to suit or to service of process in any jurisdiction.

(b)  If, during such period (not to exceed twenty-five days after the “end of the underwriting period,” as defined for purposes of paragraph (b)(4) of the Rule) as in the judgment of the Underwriters and the Issuer, delivery of the Official Statement as it may be amended or supplemented is necessary or desirable in connection with sales of the Bonds by the Underwriters or any dealer or as otherwise may be required by applicable law or regulation, any event shall occur as a result of which, in the reasonable judgment of the Underwriters and the Issuer, it is necessary to amend or supplement the Official Statement in order to make the statements therein, in light of the circumstances when the Official Statement is delivered to the Underwriters or “potential customer” (as defined for purposes of paragraph (b)(4) of the Rule), not misleading, the Company will prepare and furnish, or cause to be prepared and furnished, at the Company’s expense, including any and all reasonable costs of the Issuer and professionals retained by the Issuer, to the Underwriters and to any dealers to whom the Underwriters may have sold Bonds either amendments or supplements to the Official Statement so that the statements in the Official Statement as so amended or supplemented will not, in the light of the circumstances when the Official Statement as so amended or supplemented is delivered to the Underwriters or “potential customer,” be misleading.

Section 7.        Conditions of Underwriters’ Obligation.  The obligation of the Underwriters to purchase and pay for the Bonds shall be subject to the accuracy of, and compliance with, the representations and warranties of the Issuer and the Company contained herein, to the performance by the Issuer and the Company of their obligations to be performed hereunder at and prior to the Closing Date, and to the following conditions:

(a)           On and as of the Closing Date:

(i)            The Indenture, the Loan Agreement, the Note, the Tax Agreement, the Financing Agreements, the Continuing Disclosure Certificate and this Bond Purchase Contract shall be in full force and effect, this Bond Purchase Contract shall not have been amended, modified or supplemented (except as may have been agreed to in writing by the Underwriters), and the Indenture, the Tax Agreement, the Financing Agreements, the Continuing Disclosure Certificate, the Loan Agreement and the Note shall have been duly authorized, executed and delivered in the respective forms heretofore approved by the Underwriters, except as otherwise approved by the Underwriters, provided that the acceptance of delivery of the Bonds by the Underwriters on the Closing Date shall be deemed to constitute such approval.

(ii)           The Bonds shall have been duly authorized, executed and authenticated in accordance with the provisions of this Bond Purchase Contract, the Indenture, the Loan Agreement and the resolution of the Issuer described in clause (iv) below, and shall have been delivered through the facilities of DTC or its agent.

(iii)          Each of the representations, warranties and covenants of the Issuer and the Company contained herein and in the Indenture, the Financing Agreements, the Loan Agreement and the Tax Agreement to which each is a party shall be true, complete and correct in all material respects as if then made, provided, however, that if any such documents contain references to the Official Statement, such representations, warranties and covenants, shall be subject to the redacted pricing information relating to the Shell Gas Agreement, as described in Section (3)(i) hereof.

(iv)          The Issuer shall have duly adopted, and there shall be in full force and effect, such resolutions as shall be necessary to consummate the transactions contemplated by this Bond Purchase Contract.

(v)           No order, decree or injunction of any court of competent jurisdiction shall have been issued, or proceedings therefor shall have been commenced, nor shall any order, ruling, regulation or official statement by any governmental official, body or board have been issued, nor shall any legislation have been enacted, with the purpose or effect of prohibiting or limiting the issuance, offering or sale of the Bonds, as contemplated herein or in the Official Statement, or the performance of this Bond Purchase Contract, the Indenture, the Loan Agreement, the Financing Agreements, the Note, the Tax Agreement or the Continuing Disclosure Certificate in accordance with their respective terms.

(b)           On the Closing Date, the Underwriters shall receive executed or counterpart copies of the following documents, certificates, opinions and letters, in form and substance satisfactory to the Underwriters and their counsel:

(i)            Executed copies of the Indenture, the Tax Agreement, the Loan Agreement, the Note, the Financing Agreements and the Continuing Disclosure Certificate; and a certified copy of the resolution pursuant to which the issuance of the Bonds was authorized and all proceedings of the Issuer relating thereto.

(ii)           Opinions, dated the Closing Date, of: (A) McGuireWoods LLP, Bond Counsel, in substantially the form attached to the Official Statement as Appendix F thereto and in substantially the form attached hereto as Exhibit A (with such changes or variations between the two as permitted by the Issuer, the Trustee and the Underwriters), including such changes resulting from the redaction of the Shell Gas Agreement pricing information from the Official

Statement; (B) McGuireWoods LLP, special counsel to the Company, in substantially the form attached hereto as Exhibit B (with such changes as agreed to by the Issuer, the Trustee and the Underwriters), (C) Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, in substantially the form attached hereto as Exhibit C and (D) Vinson & Elkins LLP, counsel to the Issuer, in substantially the form attached hereto as Exhibit D.

(iii)          A certificate of the Issuer, signed by an authorized officer of the Issuer, dated the Closing Date, to the effect that each of the representations of the Issuer set forth herein is true, accurate and complete in all material respects at and as of the Closing Date and that each of the obligations of the Issuer hereunder to be performed at or prior to the Closing Date has been performed.

(iv)          A certificate, dated the Closing Date, signed by an authorized officer of the Company satisfactory to the Underwriters, to the effect that:  (1) the representations and warranties of the Company set forth herein are true, accurate and complete in all material respects at and as of the Closing Date, (2) each of the obligations of the Company under this Bond Purchase Contract to be performed at or prior to the Closing Date have been performed, and (3) since the most recent dates as of which information is given in the Official Statement, as it may have been amended or supplemented (including amendments or supplements resulting from the filing of documents incorporated by reference) and up to the Closing Date, there has been no material adverse change in the business, properties or financial condition of the Company and its subsidiaries taken as a whole, except as reflected in or contemplated by the Official Statement, as it may have been so amended or supplemented.

(v)           An executed copy of IRS Form 8038 to be filed with the Internal Revenue Service.

(vi)          A letter of Fitch Ratings evidencing that the rating issued and in effect on the Bonds is “BBB-.”

(vii)         An opinion of counsel to the Trustee and the Depository Bank addressed to the Issuer and the Underwriters, dated the date of Closing, to the effect that: (i) the Trustee and Depository Bank is a national banking association with trust powers, duly organized and validly existing and in good standing under the laws of the United States of America, having the legal authority to exercise trust powers in the State; (ii) the Trustee and Depository Bank has full legal power and corporate authority to accept the duties and obligations imposed on it by the Depository Agreement and the Indenture and to authenticate the Bonds and the full legal power and authority to own its properties and to carry on its business; (iii) the Bonds have been duly authenticated by the Trustee; (iv) no consent, approval, authorization or order of any court, regulatory authority or governmental body is required for the valid authorization, execution and delivery of the Indenture and the authentication of the Bonds or the consummation by the Trustee of the transactions contemplated in the Indenture except such as have been obtained and except such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters; and (v) the acceptance of its duties under the Depository Agreement and the Indenture and the authentication of the Bonds by the Trustee and performance by the Trustee and Depository Bank of its obligations thereunder, will not conflict with or result in a breach of any of the terms, conditions or provisions of its Articles of Organization or any other agreement or instrument to which the Trustee and Depository Bank is a party or by which it is bound or any other existing law, regulation, court order or consent decree to which the Trustee and Depository Bank is subject or constitute a default thereunder.

(viii)        A certificate of the Trustee and the Depository Bank, dated the date of the Closing, to the effect that: (i) it is a national banking association existing under the laws of the United States of America, and has full power and is qualified to accept and comply with the terms of the Indenture and the Depository Agreement, as applicable, and to perform its obligations stated therein; (ii) the Trustee and the Depository Bank have each accepted the duties and obligations imposed on it by the Indenture and the Depository Agreement; (iii) no consent, approval, authorization or other action by any governmental or regulatory authority having jurisdiction over the Trustee and the Depository Bank that has not been obtained is or will be required for the consummation by the Trustee or the Depository Bank of the transactions contemplated by the Indenture and the Depository Agreement, respectively, to be undertaken by the Trustee or the Depository Bank; (iv) compliance with the terms of the Indenture and the Depository Agreement will not conflict with, or result in a violation or breach of, or constitute a default under, any loan agreement, indenture, bond, note, resolution or any other agreement or instrument to which either the Trustee or the Depository Bank is a party or by which it is bound, or, to the best knowledge of the Trustee, after reasonable investigation, any law, rule, regulation, order or decree of any court or governmental agency or body having jurisdiction over the Trustee or the Depository Bank or any of their activities or properties (except that no representation, warranty or agreement is made by the Trustee and the Depository Bank with respect to any Federal or state securities or Blue Sky laws or regulations); and (v) to the best knowledge of the Trustee and the Depository Bank, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court or governmental agency, public board or body served on or threatened against or affecting the existence of the Trustee or the Depository Bank, or contesting the powers of the Trustee, Depository Bank or its authority to enter into and perform their respective obligations under the Indenture, the Depository Agreement or the Bonds, wherein an unfavorable decision, ruling or finding would adversely affect the validity of the Bonds, the Depository Agreement or the Indenture.

(ix)           A certificate of Sargent & Lundy, L.L.C. (the “Independent Engineer”), dated the Closing Date, in substantially the effect that: (i) the Independent Engineer consents to the inclusion of its report, dated December 1, 2010, (the “December Report”) further amended by an Addendum dated January 31, 2011 (the Addendum, together with the December Engineer’s Report, the “Report”), and of all references to the Independent Engineer in the Preliminary Official Statement relating to the Bonds, dated March 23, 2011 (the “Preliminary Official Statement”) and the final Official Statement relating to the Bonds, dated March 24, 2011 (the “Official Statement”); (ii) the Report was prepared in accordance with the degree of skill and care ordinarily exercised by engineers practicing under similar circumstances; and (iii) the Independent Engineer has not undertaken any further analysis or due diligence investigation with respect to the matters addressed in the Report since the date thereof but nothing has come to its attention that would make any of the information therein materially incorrect or materially change any of the assumptions made by the Independent Engineer therein.

(x)            A pro forma title policy from Republic Title of Texas, Inc. in the aggregate principal amount of the Bonds.

(xi)           Evidence that the Company has obtained all insurance required to be obtained by the Company Documents.

(xii)          Such additional certifications and opinions as the Underwriters or Bond Counsel may reasonably require.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled, or if the obligations of the Underwriters are terminated by the Underwriters for any reason permitted by this Bond Purchase Contract, this Bond Purchase Contract may be terminated by the Underwriters upon written notice thereof to the Issuer and the Company.  Any such termination shall be without liability of any party to any other party; except that the obligations to pay fees and expenses as provided in Section 2 hereof shall continue in full force and effect to the extent set forth therein.  The Underwriters may, in their discretion, waive any one or more of the conditions imposed by this Bond Purchase Contract and proceed with the purchase of the Bonds on the Closing Date.

Section 8.        Underwriters’ Right to Cancel.  The Underwriters shall have the right to cancel its obligation to purchase and accept delivery of the Bonds hereunder by notifying the Issuer and the Company in writing, or by telecopy, of its election to do so between the date hereof and the Closing Date if, on or after the date hereof and on or prior to the Closing Date:

(a)           legislation shall be enacted or be actively considered for enactment by the Congress, or recommended to the Congress for passage by the President of the United States of America, or favorably reported for passage to either chamber of the Congress by a committee of such chamber to which such legislation has been referred for consideration, a decision by a court of the United States of America or the United States Tax Court shall be rendered, or a ruling, regulation or official statement (including a press release) by or on behalf of the Treasury Department of the United States of America, the Internal Revenue Service or other governmental agency shall be made or proposed to be made with respect to federal taxation upon revenues or other income of the general character to be derived by the Issuer under the Indenture and the Loan Agreement or by any similar body, or upon interest on obligations of the general character of the Bonds, or other action or events shall have transpired which have the purpose or effect, directly or indirectly, of changing the federal income tax consequences of any of the transactions contemplated in connection herewith, which, in the reasonable judgment of the Underwriters, materially and adversely affects the marketability of the Bonds or the market price generally of obligations of the general character of the Bonds; or

(b)           legislation or an ordinance, rule or regulation shall have been enacted or favorably reported for passage by any governmental body, department or agency of the State, or any decision shall have been rendered by any court of competent jurisdiction in the State, which would materially and adversely affect or change the exemptions (if any) from State taxation of the Bonds or the interest thereon or the exemption (if any) from taxation in or by the State of the revenues derived or income of the character to be derived by the Issuer under the Indenture or the Loan Agreement; or

(c)           a stop order, ruling, regulation or official statement by or on behalf of the Commission shall be issued or made to the effect that the issuance, offering or sale of the Bonds or of obligations of the general character of the Bonds as contemplated hereby or the Bonds are subject to registration or qualification under the Securities Act, or the Indenture is required to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), or either the Bonds or the Indenture is in violation of any applicable provision of either of such acts or other federal securities laws or applicable regulations promulgated thereunder; or

(d)           any event shall have occurred or condition shall exist which, in the reasonable judgment of the Underwriters, either (i) makes untrue or incorrect in any material respect any statement or information contained in the Official Statement, or (ii) is not reflected in the Official Statement and should be reflected therein in order to comply with any rulings or regulations of the Commission or other governmental agency or to make the statements and information contained therein not misleading in any material respect; or

(e)           there shall have occurred any outbreak of hostilities or escalation thereof or other national or international calamity or crisis or a financial crisis, the effect of such outbreak, calamity or crisis on the financial markets of the United States of America being such as, in the reasonable opinion of the Underwriters, would affect materially and adversely the ability of the Underwriters to market the Bonds; or

(f)            trading shall be suspended, or new or additional trading or loan restrictions shall be imposed by the New York Stock Exchange or other national securities exchange or governmental authority with respect to obligations of the general character of the Bonds or a general banking moratorium shall be declared by federal, State or New York authorities or a material disruption in commercial banking activities or securities settlement or clearance services shall have occurred; or

(g)           any litigation shall be instituted, pending or threatened to restrain or enjoin the issuance or sale of the Bonds or in any way protesting or affecting any authority for or the validity of the Bonds, the Indenture, the Loan Agreement, the Tax Agreement, the Continuing Disclosure Certificate or this Bond Purchase Contract or the existence or powers of the Issuer and the Company; or

(h)           there shall have occurred any change in the financial condition of the Company and its subsidiaries taken as a whole from those set forth in the Official Statement that makes the Bonds, in the reasonable judgment of the Underwriters, impracticable to market on the terms and in the manner contemplated in the Official Statement; or

(i)            the withdrawal or downgrading of the rating of the Bonds to less than “BBB-” by Fitch Ratings; or notice shall have been given of any credit watch or credit review shall have been issued or other notice shall have been given of any intended or potential downgrading of such rating.

Any termination of this Bond Purchase Contract pursuant to this Section 8 shall be without liability of any party to any other party, except as described in Section 7 above.

Section 9.              Indemnification.  (a)            The Company agrees to indemnify and hold harmless the Underwriters and the Issuer and any partner, member, officer, director, employee or agent of the Underwriters or the Issuer and each person, if any, who controls the Underwriters or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Party”) against any and all losses, costs, claims, damages, liabilities or expenses whatsoever which any of them may incur, become subject or suffer (including all such losses, costs, claims, damages, liabilities or expenses as a result of settlement or judgment which any of them may incur, become subject or suffer after obtaining the prior written approval of the Company), and to reimburse each of them for any reasonable and customary legal fees or other out-of-pocket expenses (including, to the extent hereinafter provided, reasonable counsel fees and other costs of investigation) reasonably incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions (together hereinafter referred to as a “Loss” or “Losses”), insofar as such Losses arise out of or are based upon (i) the failure to register any security under the Securities Act or to qualify the Indenture under the TIA in connection with the offering of the Bonds except that the Company shall indemnify the Underwriters under this clause (i) if, and only if, the registration or qualification would not have been required had the Bonds been tax-exempt; (ii) any untrue statement or alleged untrue statement of a material fact (whether or not made with scienter) contained in the Official Statement, including any documents incorporated therein by reference, as amended or supplemented (if any amendments or supplements thereto, including documents incorporated by reference, shall have been furnished in accordance with the provisions of this Bond Purchase Contract), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the indemnity agreement contained in clause (ii) above of this Section 9 shall not apply to (A) the Underwriters (or any person controlling the Underwriters) on account of any such untrue statement or alleged untrue statement, or any such omission or alleged omission, under the caption “UNDERWRITING” or (B) the Issuer on account of any such untrue statement or alleged untrue statement, or any such omission or alleged omission, under the caption “THE ISSUER” or under the caption “LITIGATION — The Issuer” or (iii) a breach of any of the representations included in this Bond Purchase Contract; and provided further, however, that the Company shall not be liable to the Underwriters for any such Losses (A) if the person asserting the Loss purchased Bonds from the Underwriters, if delivery to such person of the Official Statement, as then amended or supplemented, would have been a valid defense to the action from which such Loss arose, and copies of an Official Statement, as then so amended or supplemented, were made available to the Underwriters and a copy was not delivered to such person by or on behalf of the Underwriters or (B) to the extent caused by the gross negligence, willful misconduct or bad faith of the person seeking indemnity (other than the Issuer).

(b)           Each Indemnified Party agrees that, upon the receipt of notice of the commencement of any action against it, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the Company, but the failure so to notify the Company of any such action shall not relieve the Company from any liability which it may have to the Indemnified Party otherwise than under this Section 9 unless such failure restricts or limits the Company’s ability to defend such action.  In case such notice of any action shall be so given, the Company shall be entitled to participate at its own expense in the defense or, if it elects, with the consent of each Indemnified Party, to assume (in conjunction with any other Indemnifying Party) the defense of such action, in which event such defense shall be conducted by counsel chosen by the Company reasonably satisfactory to the Indemnified Party who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expense of any additional counsel retained by them; provided, that if the Company shall elect not to assume the defense of such action, the Company will reimburse such Indemnified Party for the reasonable and customary legal fees and out-of-pocket expenses of any counsel retained by such Indemnified Party; provided, further that, if the defendants in any such action include one or more of the Indemnified Party and the Company, and counsel for any Indemnified Party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the Company and any one or more of the Indemnified Party, the Indemnified Party shall have the right to select separate counsel (subject to the approval of the Company) to participate in the defense of such action on behalf of such Indemnified Party and the Company shall be liable for the reasonable and customary expenses of separate counsel representing such Indemnified Party who is a party to such action, in addition to local counsel.

(c)           The obligations under this Section 9 shall remain operative and in force and effect regardless of any investigation made by or on behalf of the Issuer or the Underwriters, and shall survive the issuance and the maturity of the Bonds and any termination of this Bond Purchase Contract.

Section 10.      Miscellaneous.  The validity and interpretation of this Bond Purchase Contract shall be governed by the laws of the State of Texas, without regard to conflict of laws provisions.  This Bond Purchase Contract shall inure to the benefit of the Issuer, the Underwriters, the Company, and their respective successors and assigns and to the persons described in Section 9.  Except as provided in Section 9, nothing in this Bond Purchase Contract is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Bond Purchase Contract or any provision contained herein.  The terms “successors” and “assigns” as used in this Bond Purchase Contract shall not include any purchaser, as such purchaser, of any Bonds from or through the Underwriters.  This Bond Purchase Contract may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  If any provision of this Bond Purchase Contract shall be determined to be unenforceable, that shall not affect any other provision of this Bond Purchase Contract.  Capitalized terms used herein to the extent not otherwise defined herein, are intended to have the meaning given to them in the Indenture.

The representations and warranties of the Company, and the Issuer contained in Sections 3 and 4 hereof, respectively, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and shall survive the delivery of the Bonds.

Section 11.      Notices and other Actions.  All notices, demands and formal actions hereunder will be in writing mailed, telecopied or delivered to:

The Issuer:                                                                                                            Mission Economic Development Corporation

c/o City of Mission

1201 East 8th Street

Mission, Texas 78572

Attention:  President

Facsimile Number: (956) 581-4226

The Company:                                                                                          Dallas Clean Energy McCommas Bluff, LLC
c/o Cambrian Energy Management, LLC

One Wilshire Building

624 South Grand Avenue, Suite 2420

Los Angeles, CA  90017-3325
Attention: Evan Williams
Facsimile Number: (213) 488-9890

The Underwriters:                                                                        First Southwest Company

325 N. St. Paul Street, Suite 800,

Dallas, Texas 75201

Attention:  Managing Director

Notices given by facsimile transmission shall be followed promptly by copies sent by first class mail to the notice address.

The Issuer shall receive a copy of any notice, consent, certificate or other document or communication given by any party to any party hereunder.

Section 12.          No Advisory or Fiduciary Role.  Each of the Issuer and the Company acknowledges and agrees that (i) the purchase and sale of the Bonds pursuant to this Bond Purchase Contract is an arm’s-length commercial transaction among the Issuer, Company and the Underwriters, (ii) in connection therewith and with the discussions, undertakings and procedures leading up to the consummation of such transaction, the Underwriters are and have been acting solely as a principal and are not acting as the agents or fiduciaries of either the Issuer or the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the either the Company or the Issuer with respect to the offering contemplated hereby or the discussions, undertakings and procedures leading thereto (irrespective of whether the Underwriters have provided other services or is currently providing other services to the Company or the Issuer on other matters) and the Underwriters have no obligation to either the Issuer or the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Bond Purchase Contract and (iv) the Company and Issuer have consulted their own legal, financial and other advisors to the extent it has deemed appropriate.

IN WITNESS WHEREOF, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Bond Purchase Contract to be executed and delivered as of the date first written above.

MISSION ECONOMIC DEVELOPMENT CORPORATION

By:	/S/ Polo de Leon
	Name:	Polo de Leon
	Title:	Vice President

FIRST SOUTHWEST COMPANY
WESTHOFF, CONE & HOLMSTEDT

By:	First Southwest Company,
as Representative of the Underwriters

By:	/S/ Jack E. Addams
	Name:	Jack E. Addams
	Title:	Managing Director

DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC

By:	/S/ Harrison S. Clay
	Name:	Harrison S. Clay
	Title:	Manager

S-1

Schedule I

Maturity Schedule

$800,000 Serial 2011 Bonds

Maturity	Principal Amount	Interest Rate	Price/Yield

2011	$800,000	5.000%	2.500%

$2,900,000 4.375% Term Bonds due December 1, 2013 - Yield 4.500%

$4,955,000 5.000% Term Bonds due December 1, 2015 - Yield 5.250%

$5,505,000 5.625% Term Bonds due December 1, 2017 - Yield 5.750%

$26,040,000 6.875% Term Bonds due December 1, 2024 - Yield 7.000%

Schedule I-1

Exhibit A

[Form of Supplemental Bond Counsel Opinion]

March       , 2011

First Southwest Company

Dallas, Texas

Westhoff, Cone & Holmstedt

Walnut Creek, California

Mission Economic Development Corporation

$40,200,000 Solid Waste Disposal Revenue Bonds

(Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011

Ladies and Gentlemen:

This letter is addressed to you, as underwriters, pursuant to the Bond Purchase Contract, dated March 24, 2011 (the “Bond Purchase Contract”), among you, the Mission Economic Development Corporation (the “Issuer”) and Dallas Clean Energy McCommas Bluff, LLC (the “Borrower”), providing for the purchase of $40,200,000 in aggregate principal amount of Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011 (the “Bonds”).  The Bonds are being issued pursuant to a Trust Indenture, dated as of January 1, 2011 (the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

In connection with our role as bond counsel, we have reviewed the Bond Purchase Contract, the Indenture, the Loan Agreement, and such other documents, certificates and matters to the extent we deemed necessary to render the opinions set forth herein.

The opinions expressed herein are based on an analysis of existing laws, regulations, rulings and court decisions.  Such opinions may be affected by actions taken or omitted or events occurring after the date hereof.  We have not undertaken to determine, or to inform any person, whether any such actions are taken or omitted or events do occur.  We have assumed the genuineness of all documents and signatures presented to us (whether as originals or as copies) and the due and legal execution and delivery thereof by, and validity against, any party other than the Issuer.  We have not undertaken to verify independently, and have assumed, the accuracy of the factual matters represented, warranted or certified in the documents referred to in the preceding paragraph.  We have further assumed compliance with all covenants and agreements contained in such documents.  In addition, we call attention to the fact that the rights and obligations under the Bonds, the Indenture, the Loan Agreement, the Note and the Bond Purchase Contract and their enforceability are subject to bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and other laws relating to or affecting

A-1

creditors’ rights, to the application of equitable principles and to the exercise of judicial discretion in appropriate cases.  We express no opinion with respect to any indemnification, contribution, choice of law, choice of forum or waiver provisions contained therein.  Finally, we undertake no responsibility for the accuracy, completeness or fairness of the Official Statement dated March 24, 2011 (the “Official Statement”) or other offering material relating to the Bonds and express no opinion relating thereto except as expressly set forth in numbered paragraph 3 below.

In addition to the opinions set forth below, you may rely upon our approving opinion dated the date hereof as if the same were addressed to you.

1.             The Bonds and the payment obligations of the Borrower under the Loan Agreement and the Note are not subject to the registration requirements of the Securities Act of 1933, as amended, and the Indenture is exempt from qualification pursuant to the Trust Indenture Act of 1939, as amended.

2.             The Bond Purchase Contract has been duly authorized, executed and delivered by the Issuer and (assuming due authorization, execution and delivery by and validity against you) is a valid and binding agreement of the Issuer.

3.             The statements contained in the Official Statement under the captions “THE BONDS,” “SECURITY FOR THE BONDS” and in APPENDIX D, insofar as such statements purport to summarize certain provisions of the Indenture, the Loan Agreement, the Note and the Bonds, present fairly and accurately the information purported to be summarized thereby.  The statements contained in the Official Statement under the caption “TAX MATTERS,” to the extent that such statements describe our firm’s opinion as to certain provisions of federal income tax law, are fair and accurate summaries of such opinion.

This letter is furnished by us as bond counsel.  No attorney client relationship has existed or exists between us and you in connection with the Bonds or by virtue of this letter.  Our engagement with respect to the Bonds has concluded with their issuance, and we have no obligation to update this letter.  This letter is delivered to you as underwriters of the Bonds, is solely for your benefit as such underwriters and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person, except that a copy of this opinion letter may be included in the transcript of proceedings provided in connection with the issuance of the Bonds.  This letter is not intended to be relied upon by owners of Bonds or by any other party to whom it is not specifically addressed.

Very truly yours,

A-2

Exhibit B

[Form of Opinion of Special Counsel to the Company]

[Letterhead of MCGUIREWOODS LLP]

[DRAFT — SUBJECT TO FURTHER INTERNAL REVIEW]

                                     , 2011

First Southwest Company

as Underwriter

Dallas, Texas

Westhoff, Cone & Holmstedt,

as Underwriter

Walnut Creek, California

Mission Economic Development Corporation,

as Issuer

Mission, Texas

The Bank of New York Mellon Trust

Company, N.A., as Trustee

Los Angeles, California

Mission Economic Development Corporation

$40,200,000 Solid Waste Disposal Revenue Bonds

(Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011

Ladies and Gentlemen:

We have acted as special counsel to Dallas Clean Energy McCommas Bluff, LLC, a Delaware limited liability company (the “Borrower”), in connection with the transactions contemplated by the Bond Purchase Contract, dated March 24, 2011 (the “Bond Purchase Contract”), among First Southwest Company and Westhoff, Cone & Holmstedt, as underwriters (collectively, the “Underwriter”), Mission Economic Development Corporation (the “Issuer”) and the Borrower, providing for the purchase and sale of $40,200,000 in aggregate principal amount of Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011 (the “Bonds”).  The Bonds are being issued pursuant to a Trust Indenture, dated as of January 1, 2011 (the “Indenture”), between the Issuer and The Bank of New York

Mellon Trust Company, N.A., as trustee (the “Trustee”), and the proceeds of the Bonds are being loaned to the Borrower pursuant to a Loan Agreement, dated as of January 1, 2011 (the “Loan Agreement”), between the Issuer and the Borrower.  This opinion letter is furnished to you pursuant to Section 7(b)(ii)(B) of the Bond Purchase Contract.  Unless otherwise defined herein, terms used herein have the meanings provided in the Indenture.  As used herein, “Texas UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Texas, and “Delaware UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents, each of which is dated as of the date of the Loan Agreement unless otherwise indicated:

(a)           Bond Purchase Contract;

(b)           Indenture;

(c)           Loan Agreement;

(d)           Borrower’s Promissory Note dated March     , 2011, issued to the Issuer under and pursuant to the Loan Agreement in the maximum aggregate principal amount of $                  ;

(e)           Official Statement, dated March 24, 2011 (the “Official Statement”), relating to the offering and sale of the Bonds;

(f)            Tax Certificate and Agreement, dated March     , 2011 between the Issuer and the Borrower; and

(g)           Depository and Control Agreement, dated as of January 1, 2011 (the “Control Agreement”), among the Borrower, The Bank of New York Mellon Trust Company, N.A., as depository bank and securities intermediary, and the Trustee;

(h)           Leasehold Deed of Trust, Security Agreement and Assignment of Rents and Leases, made and entered into as of January 1, 2011 (the “Deed of Trust”), by the Borrower to the deed of trust trustee named therein for the benefit of the Trustee;

(i)            Security Agreement, made and entered into as of January 1, 2011 (the “Security Agreement”) by the Borrower in favor of the Trustee;

(j)            Collateral Assignment of Gas Sale Agreement, dated as of January 1, 2011, made by the Borrower, to and for the benefit of the Trustee;

(k)           Collateral Assignment of Atmos Agreements, dated as of January 1, 2011, made by the Borrower, to and for the benefit of the Trustee; and

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(l)            Collateral Assignment of Contracts, Permits, Licenses and Plans, dated as of January 1, 2011, made by the Borrower, to and for the benefit of the Trustee.

Except for the Official Statement, the documents referred to in clauses (a) through (l) above are referred to collectively as the “Subject Documents”.  The Issuer, the Trustee and the Underwriter shall be referred to collectively as the “Other Parties.”

In addition we have examined the following:

(i)            a general certificate of the Borrower certifying as to (A) true and correct copies its certificate of formation and operating agreement (the “Organizational Documents”) and members’ consent authorizing the transactions contemplated by the Subject Documents and the Official Statement and (B) the incumbency and specimen signatures of the persons authorized to execute the Subject Documents on behalf of the Borrower;

(ii)           a certificate issued by the Secretary of State of the State of Delaware attesting to the continued existence and good standing of the Borrower in Delaware (the “Delaware Good Standing Certificate”);

(iii)          a certificate issued by the Secretary of State of the State of Texas certifying that the application for registration for the Borrower has been filed in such office and the Borrower’s entity status in Texas is in existence (the “Texas Secretary of State Good Standing Certificate”);

(iv)          a certificate of account status issued by the Comptroller of Public Accounts of the State of Texas certifying that the Borrower is in good standing with such office (the “Texas Comptroller of Public Accounts Good Standing Certificate” and, together with the Texas Secretary of State Good Standing Certificate, the “Texas Good Standing Certificates”);

(v)           an unfiled copy of a UCC-1 Financing Statement (the “UCC Financing Statement”) naming the Borrower as debtor and naming the Trustee as secured party, to be filed with the Office of the Secretary of State of the State of Delaware (collectively, the “UCC Filing Office”);

(vi)          a Certificate of the Borrower, a copy of which is attached as Annex A hereto (the “Borrower’s Certificate”), together with the agreements, instruments, orders, writs, injunctions, decrees or judgments referred to on Schedule I thereto (collectively, the “Reviewed Documents”); and

(vii)         originals, or copies identified to our satisfaction as being true copies, of such other records, documents and other instruments as we have deemed necessary for the purposes of this opinion letter.

References herein to articles and sections of the Texas UCC and the Delaware UCC are based on the article numbers and section numbers in the Official Text of the Uniform Commercial Code (as promulgated by the American Law Institute and the National Conference

5

of Commissioners on Uniform State Laws) and shall be deemed to refer to the corresponding provisions of the Uniform Commercial Code as currently in effect in the State of Texas or the State of Delaware, as applicable.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, that:

(a)           Factual Matters.  With regard to factual matters, to the extent that we have reviewed and relied upon (i) certificates of the Borrower, (ii) representations of the Borrower set forth in the Subject Documents and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate.

(b)           Signatures.  The signatures of individuals (other than individuals signing on behalf of the Borrower) signing the Subject Documents are genuine and authorized.

(c)           Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate and all documents submitted to us as copies conform to authentic original documents.

(d)           Capacity of Certain Parties.  All parties to the Subject Documents (other than the Borrower) have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder.

(e)           Subject Documents Binding on Certain Parties.  Except with respect to the Borrower, all of the Subject Documents and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate or other action on the part of the parties thereto, have been duly executed and delivered by such parties and are legal, valid and binding obligations enforceable against such parties in accordance with their terms.

(f)            Consents for Certain Parties.  All necessary consents, authorizations, approvals, permits or certificates (governmental and otherwise) which are required as a condition to the execution and delivery of the Subject Documents by the parties thereto (other than the Borrower) and to the consummation by such parties of the transactions contemplated thereby have been obtained.

(g)           Accurate Description of Parties’ Understanding.  The Subject Documents accurately describe and contain the mutual understanding of the parties, and there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms thereof.

(h)           Value.  Value has been given for the liens and security interests to be granted under the Deed of Trust and the Security Agreement, and the Borrower has rights in the Collateral (as defined in the Security Agreement) and the Premises (as defined in the Deed of Trust).

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(i)            Depository Institution.  The Bank of New York Mellon Trust Company, N.A., in its capacity as depository bank under the Control Agreement (the “Depository Institution”), is a “bank,” as defined in Section 9-102(a)(8) of the Texas UCC, with which the Deposit Accounts (as hereinafter defined) are maintained.

(j)            Securities Intermediary.  The Bank of New York Mellon Trust Company, N.A., in its capacity as securities intermediary under the Control Agreement (the “Securities Intermediary”), is a “securities intermediary” (as defined in Section 8-102 of the Texas UCC) with respect to the Surplus Account (as defined in the Control Agreement).

(k)           Surplus Account.  The Surplus Account (as defined in the Control Agreement) is a “securities account” as defined in Section 8-501(a) of the Texas UCC, and all property from time to time credited to the Surplus Accounts are “financial assets” as defined in Section 8-102(a)(9) of the Texas UCC.

(l)            Collateral Descriptions.  The descriptions of interests in property attached as exhibits or schedules to the Deed of Trust or the Security Agreement are accurate and describe the interests intended to be conveyed thereby and the conveying parties have rights in the interests being so conveyed.  We understand that with respect to title matters in connection with the Deed of Trust, you will be relying upon title insurance policies to be issued to you by Republic Title of Texas, Inc.

Our Opinions

Based on and subject to the foregoing and the other limitations, assumptions, qualifications and exclusions set forth in this opinion letter, we are of the opinion that:

1.             Organizational Status.  Based solely upon the Delaware Good Standing Certificate, the Borrower is a limited liability company validly existing and in good standing under the laws of the State of Delaware as of the date of the Delaware Good Standing Certificate.  Based solely on the Texas Good Standing Certificates, the Borrower is duly authorized as a foreign limited liability company to transact business in Texas.

2.             Power and Authority.  The Borrower has the limited liability company power and authority to execute, deliver and perform the terms and provisions of each Subject Document to which it is party.  The Borrower has taken all necessary limited liability company action to authorize the execution, delivery and performance of the Subject Documents and the execution and delivery of the Official Statement and the use of the Preliminary Official Statement and the Official Statement by the Underwriter in connection with the offering and sale of the Bonds on behalf of the Borrower.

3.             Execution, Validity and Enforceability.  The Borrower has duly executed and delivered each Subject Document to which it is party, and each such Subject Document constitutes its valid, binding and enforceable obligation.

4.             Noncontravention.  Neither the execution, delivery and performance by the Borrower of any Subject Document to which it is a party, nor the compliance by the Borrower with the terms and provisions thereof, (a) violates any present law, statute or regulation

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of the State of Texas, or the United States that, in each case, is applicable to the Borrower; (b) violates any provision of the Organizational Documents of the Borrower; or (c) results in any breach of any of the terms of, or constitutes a default under, any Reviewed Document or results in the creation or imposition of any lien, security interest or other encumbrance (except as contemplated by the Subject Documents) upon any assets of the Borrower pursuant to the terms of any Reviewed Document.

5.             Governmental Approvals.  No consent, approval or authorization of, or filing with, any governmental authority of the State of Texas or the United States (or any governmental authority of the State of Delaware pursuant to the Delaware Limited Liability Company Act or Article 9 of the Delaware UCC) that, in each case, is applicable to the Borrower is required for (a) the due execution and delivery by the Borrower of any Subject Document to which it is a party or the consummation by the Borrower on the date hereof of the transactions contemplated thereby or (b) the validity, binding effect or enforceability of any Subject Document to which the Borrower is a party, except (i) in each case as have previously been made or obtained, (ii) filings and recordings which are necessary to perfect the security interests granted under the Security Agreement and the Deed of Trust, and (iii) consents, approvals, authorizations or filings as may be required to be obtained or made by the Other Parties as a result of their involvement in the transactions contemplated by the Subject Documents and the Official Statement.

6.             UCC Matters.  (a) After giving effect to the making of the loans or other extensions of credit on the date hereof as contemplated by the Indenture and the Loan Agreement, the Security Agreement is effective to create a valid security interest in favor of the Trustee to secure the Borrower’s obligations described therein in all right, title and interest of the Borrower in and to all personal property included within the term “Collateral” (as defined in the Security Agreement) in which a security interest can be granted under Article 9 of the Texas UCC (collectively, the “Article 9 Collateral”).

(b)           Assuming that the UCC Financing Statement has been duly submitted for filing in the UCC Filing Office with the appropriate filing fees tendered, or duly accepted for filing by the UCC Filing Office, the Trustee will have a perfected security interest in those items of the Article 9 Collateral in which a security interest may be perfected under Article 9 of the Delaware UCC by the filing of a financing statement in the UCC Filing Office.

(c)           If the laws of the State of Texas were the “local law of the bank’s jurisdiction” for the purposes of Section 9-304 of the Texas UCC, then the provisions of the Security Agreement, together with the Control Agreement, are effective to give the Trustee “control” (within the meaning of Section 9-104 of the Texas UCC) over deposit accounts (as defined in Section 9-102(a) of the Texas UCC) maintained with the Depository Institution as to which the Borrower is the account holder (the “Deposit Accounts”), and to “perfect” (within the meaning of Section 9-314 of the Texas UCC) the Trustee’s security interest in the Deposit Accounts.

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(d)           If the laws of the State of Texas were the “local law of the securities intermediary’s jurisdiction” for the purposes of Section 9-305 of the Texas UCC, then the provisions of the Security Agreement, together with the Control Agreement, are effective to give the Trustee “control” (within the meaning of Section 9-106 of the Texas UCC) over the Surplus Account maintained with the Securities Intermediary as to which the Borrower is the account holder, and to “perfect” (within the meaning of Section 9-314 of the Texas UCC) the Trustee’s security interest in the Surplus Account.

7.             Deed of Trust.  The Deed of Trust (i) is in appropriate form for recording in the office of the recorder of deeds (or equivalent office) in Dallas County, Texas (the “County Filing Office”), and (ii) upon filing and recording thereof in the County Filing Office, creates and constitutes a valid deed of trust lien in favor of the trustee named therein in the Borrower’s right, title and interest in the portions of the “Premises” (as defined in the Deed of Trust) constituting real property.

8.             Official Statement.  With respect to the Official Statement, we have neither been called upon to express nor do we express any opinion or render any advice on the accuracy, completeness or sufficiency of any information or statement under the headings “INTRODUCTION,” “THE ISSUER,” “THE BORROWER AND THE PROJECT PARTICIPANTS-Project Participants,” “PROJECT FLOW BLOCK DIAGRAM,” “PROJECTED PROJECT REVENUES AND EXPENSES,” “SHELL ENERGY NORTH AMERICA (US), L.P.,” “INVESTMENT CONSIDERATIONS,” “LITIGATION-The Issuer,”  “UNDERWRITING,” “RATINGS,” “APPROVAL OF LEGAL PROCEEDINGS,” and “MISCELLANEOUS,” or in Appendices B, C and G thereto or any information with respect to The Depository Trust Company or its procedures.  Subject to the foregoing, without independent investigation or verification and without assumption of any responsibility for the factual accuracy, completeness or sufficiency of any information in the Official Statement or the accuracy, fairness or completeness of the statements included in the Official Statement, we hereby advise you that no information has come to our knowledge that causes us to believe that the Official Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Our advice in this paragraph does not apply to either (a) any informational report or document incorporated by reference into the Official Statement or (b) any financial statements or financial or statistical data contained in the Official Statement, as to all of which no opinion is rendered and no advice is given.

9.             Proceedings.  To our knowledge, there is no outstanding judgment, action, suit or proceeding pending against the Borrower before any court, governmental agency or arbitrator which challenges the legality, validity, binding effect or enforceability of any Subject Document to which the Borrower is a party.

Exclusions

We call your attention to the following matters as to which we express no opinion:

(a)           Indemnification and Change of Control.  Any agreement of the Borrower in a Subject Document relating to indemnification, contribution or exculpation from costs, expenses or other liabilities or to changes in the organizational control or ownership of the Borrower, to the extent that any such agreement is contrary to public policy or applicable law.

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(b)           Fraudulent Transfer.  The effect, if applicable, of fraudulent conveyance, fraudulent transfer and preferential transfer laws and principles of equitable subordination.

(c)           Jurisdiction; Venue, etc.  Any agreement of the Borrower in a Subject Document to submit to the jurisdiction of a specified federal or state court, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Borrower regarding the choice of law governing a Subject Document (except as expressly provided in this opinion letter).

(d)           Trust Relationship.  The creation of any trust relationship by the Borrower, other than the conveyance of the Premises to the trustee named in the Deed of Trust.

(e)           Certain Laws.  Federal securities laws or regulations (other than with respect to our opinions in paragraph 8 above), state securities and Blue Sky laws or regulations, federal and state banking laws and regulations, pension and employee benefit laws and regulations, federal and state environmental laws and regulations, federal and state tax laws and regulations, federal and state health and occupational safety laws and regulations, building code, zoning, subdivision and other laws and regulations governing the development, use and occupancy of real property, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other federal and state antitrust and unfair competition laws and regulations, the Assignment of Claims Act, the Investment Company Act of 1940, and the effect of any of the foregoing on any of the opinions expressed.

(f)            Local Ordinances.  The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of any state.

(g)           Certain Agreements of Borrower.  Any agreement of the Borrower in a Subject Document providing for:

(i)            specific performance of the Borrower’s obligations;

(ii)           establishment of a contractual rate of interest payable after judgment;

(iii)          rights of set off;

(iv)          the granting of any power of attorney;

(v)           survival of liabilities and obligations of any party under any of the Subject Documents arising after the effective date of termination of such Subject Document or any other Subject Documents; or

(vi)          obligations to make an agreement in the future.

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(h)           Remedies.  Any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

(i)            UCC Choice of Law.  Any provision in any Subject Document with respect to governing law to the extent that such provision purports to affect the choice of law governing perfection and non-perfection of the security interests.

(j)            Sale of Collateral.  Any provision in any Subject Document relating to the sale or other disposition of Article 9 Collateral except in compliance with the Texas UCC (including any purchase thereof by any Other Party).

(k)           Custody of Collateral.  Any provisions in any Subject Document providing for the care of Article 9 Collateral in the possession of any Other Party to the extent inconsistent with Section 9-207 of the Texas UCC.

(l)            Waivers.  Any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (collectively, a “Waiver”) by the Borrower under any Subject Document to the extent limited by Sections 1-102 or 9-602 of the Texas UCC or other provisions of applicable law (including judicial decisions), except to the extent that such Waiver is effective under and is not prohibited by or void or invalid under Section 9-602 of the Texas UCC or other provisions of applicable law (including judicial decisions).

(m)          Title or Priority.  Any person’s ownership rights in or title to, or priority of any security interest or lien on or with respect to, any property or assets forming any part of the Article 9 Collateral or the Collateral subject to the Deed of Trust or the Control Agreement.

(n)           Security Interest in Certain Types of Collateral.  The creation, perfection or enforceability of any security interest purported to be granted in or in respect of the following:  (i) any real property or fixtures, minerals and the like (including oil and gas accounts subject to Section 9-301(4) of the Delaware UCC or 9-301(4) of the Texas UCC, as applicable), equipment used in farming operations, farm products, crops, timber to be cut, as-extracted collateral, “know how”, copyrights, patents, trademarks, service marks, licenses, trade secrets, trade names and other intellectual property or rights therein; (ii) policies of insurance, receivables due from any government or agency thereof, inventory which is subject to any negotiable documents of title (such as negotiable bills of lading or warehouse receipts), consumer goods, beneficial interests in a trust, letters of credit or accounts resulting from the sale of any of the foregoing; or (iii) any other property or assets, the creation, perfection or enforceability of a security interest in which is excluded from the coverage of either Article 9 of the Texas UCC or Article 9 of the Delaware UCC, including such property or assets the creation, perfection or priority of a security in which are subject to (x) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection or recordation of a security interest therein or which specifies a place of filing different from that specified in the Texas UCC for filing to perfect or record such security interest, (y) a certificate of title statute or (z) the laws of any jurisdiction other than the State of Texas, Article 9 of the Delaware UCC or the United States.

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(o)           Enforceability of Lien on Certain Types of Article 9 Collateral.  The enforceability of any lien on or security interest in any Article 9 Collateral:

(i)            consisting of goods of a consignor who has delivered such goods to the Borrower under a true consignment (as distinguished from a consignment intended as security);

(ii)           as against a “buyer in the ordinary course of business” (within the meaning of Article 9 of the Texas UCC) of the Article 9 Collateral; and

(iii)          consisting of inventory of the Borrower in the event of any failure by the Borrower to have fully complied with the Fair Labor Standards Act of 1932, as amended, including Sections 206 and 207 thereof.

(p)           Security Interests.  The creation, validity, perfection or enforceability of any security interest or lien purported to be granted in or in respect of any of the Article 9 Collateral or any other collateral, other than as expressly provided in paragraph 6 above.

Qualifications and Limitations

The opinions set forth above are subject to the following qualifications and limitations:

(q)           Applicable Law.  Our opinions are limited to the federal law of the United States, the Delaware Limited Liability Company Act, Article 9 of the Delaware UCC and the laws of the State of Texas, and we do not express any opinion concerning any other law.

(r)            Bankruptcy.  Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences and fraudulent transfers or conveyances), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(s)           Equitable Principles.  Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.  In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.  Further, a court may refuse to enforce a covenant if and to the extent that it deems such covenant to be violative of applicable public policy, including, for example, provisions requiring indemnification of any Other Party against liability for its own wrongful or negligent acts.

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(t)            Unenforceability of Certain Provisions.  Certain of the provisions contained in any Subject Document may be unenforceable or ineffective, in whole or in part.  Such provisions include, for example, those which:  waive or do not require notice in connection with the exercise of remedies; require waivers or amendments to be made only in writing; purport to waive the right of statutory or equitable redemption; authorize a standard for decision other than commercial reasonableness; authorize the taking of possession of any collateral without judicial process or otherwise authorize self-help or authorize the Trustee to act on behalf of, or exercise the rights of, the Borrower; characterize any assignment of rents, leases and/or other documents, rights and interests as “absolute” rather than a collateral assignment for security purposes; purport to validate otherwise invalid provisions of other documents incorporated or referred to in any Subject Document; attempt to appoint a person as an attorney-in-fact for the Borrower or any other person; attempt to prohibit or restrict the transfer, alienation, mortgaging, encumbering or hypothecation of the properties covered by or described in the Subject Documents; purport to absolve a person from liability for, or the consequences of, its negligence, gross negligence, willful misconduct or breach of obligations; purport to waive stay, extension or usury laws; purport to alter the priority of any lien or security interest; subrogate the Trustee or any other party to the rights of others; permit partial foreclosure of the Deed of Trust; or provide for distribution of foreclosure proceeds other than in accordance with the laws of Texas.  The inclusion of such provisions does not, however, render any Subject Document invalid as a whole, and each Subject Document contains, in our opinion, adequate remedial provisions for the ultimate practical realization of the principal benefits purported to be afforded by such Subject Document, subject to the other qualifications contained in this opinion letter.  We note, however, that the unenforceability of such provisions may result in delays in enforcement of the rights and remedies of the Trustee under any Subject Document, and we express no opinion as to the economic consequences, if any, of such delays.

(u)           Knowledge.  Whenever our opinions or qualifications are stated to be “to our knowledge” or “known to us” (or words of similar import), it means the actual knowledge of the particular McGuireWoods LLP attorneys who have represented the Borrower in connection with the Subject Documents and who have given substantive attention to the preparation and negotiation thereof.  Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files or records or dockets or any review of our files) to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the same in connection with the preparation and delivery of this opinion letter.

(v)           Noncontravention and Governmental Approvals.  With respect to the opinions expressed in paragraphs 4(a) and 5 above, our opinions are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents and to business organizations generally.

(w)          Reviewed Documents.  With respect to our opinion in paragraph 4(c) above, we have assumed that the law governing each Reviewed Document would have the same effect as the law of the State of Texas, and we express no opinion as to any violation not readily ascertainable from the face of any Reviewed Document or arising from any cross-default

13

provision insofar as it relates to a default under an agreement that is not a Reviewed Document or arising under a covenant of a financial or numerical nature or requiring computation.

(x)            Use of Proceeds.  With respect to our opinion in paragraph 4(a) above as it relates to Regulations T, U and X of the Board of Governors of the Federal Reserve System, we have assumed that the Borrower will comply with the provisions of the Loan Agreement relating to the use of proceeds.

(y)           Material Changes to Terms.  Provisions in the Subject Documents which provide that any obligations of the Borrower thereunder will not be affected by the action or failure to act on the part of any Other Party or by an amendment or waiver of the provisions contained in the other Subject Documents might not be enforceable under circumstances in which such action, failure to act, amendment or waiver so materially changes the essential terms of the obligations that, in effect, a new contract has arisen between such Other Party and the Borrower.

(z)            Incorporated Documents.  The foregoing enumerated opinions do not relate to (and we have not reviewed) any documents or instruments other than as expressly stated in this opinion letter, and we express no opinion as to such other documents or instruments (including, without limitation, any documents or instruments referenced or incorporated in any of the Subject Documents) or as to the interplay between the Subject Documents and any such other documents or instruments.

(aa)         Mathematical Calculations.  We have made no independent verification of any of the numbers, schedules, formulae or calculations in the Subject Documents, and we render no opinion with regard to the accuracy, validity or enforceability of any of them.

(bb)         Security Interest in Proceeds.  The continuation and perfection of the Trustee’s security interest in the proceeds of the Article 9 Collateral are limited to the extent set forth in Section 9-315 of the Texas UCC and Section 9-315 of the Delaware UCC, as applicable.

(cc)         Actions to Continue Effectiveness.  We express no opinion as to any actions that may be required to be taken periodically under the Texas UCC, the Delaware UCC or any other applicable law subsequent to the filing of the UCC Financing Statement for the effectiveness of such Financing Statement, or the validity or perfection of any security interest, to be maintained.

(dd)         After-Acquired Property.  A security interest in any Article 9 Collateral that constitutes after-acquired collateral does not attach until the Borrower has rights in such after-acquired collateral.

(ee)         Property Acquired after Commencement of Bankruptcy Case.  In the case of property which becomes part of the Article 9 Collateral after the date hereof, Section 552 of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

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(ff)           After-acquired Property as Voidable Preference.  In the case of property which becomes part of the Article 9 Collateral after the date hereof, Section 547 of the Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547 of the Bankruptcy Code.

(gg)         Rights of Third Parties in Certain Collateral.  The rights of the Trustee with respect to Article 9 Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against the Borrower.

(hh)         Licenses or Permits as Collateral.  In the case of any Article 9 Collateral consisting of licenses or permits issued by governmental authorities or other persons or entities, the Borrower may not have sufficient rights therein for the security interest of the Trustee to attach and, even if the Borrower has sufficient rights for the security interest of the Trustee to attach, the exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit.

(ii)           Collateral Evidenced by Instruments.  We note that, if any of the Article 9 Collateral is evidenced by instruments or tangible chattel paper or any other property in which a security interest may be perfected by taking possession (in each case as defined, and as provided for, in the Texas UCC), the local law of the jurisdiction where such property is located will govern the priority of a possessory security interest in such property and the effect of perfection or non-perfection of a non-possessory security interest in such property.

(jj)           Other UCC Limitations.  Such opinions may also be limited by Sections 9-320, 9-323, 9-335 and 9-336 of the Texas UCC and Sections 9-320, 9-323, 9-335 and 9-336 the Delaware UCC.

(kk)         Texas Property Code.  We call to your attention that the enforceability of the Deed of Trust may be limited by the provisions of Sections 51.003 through 51.005 of the Texas Property Code, which relate to deficiencies resulting from the foreclosure of contract liens relating to real property.

(ll)           Usury.  We express no opinion as to whether the Subject Document comply with any statutory, regulatory or other loan limits applicable to the parties thereto or comply with any usury statutes or any other statutes, laws, rules or regulations which prescribe permissible and lawful investments for any party (either as to type, amount, percentage of total investments or otherwise).

Reliance on Opinions

The foregoing opinions are being furnished to the addressees hereof for the purpose referred to in the first paragraph of this opinion letter, and this opinion letter is not to be furnished to any other person or entity or used or relied upon for any other purpose without our prior written consent.  The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein.  Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

[Manual Signature of McGuireWoods LLP]

Attachments:
Annex A	-	Borrower’s Certificate

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Annex A

[DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC]

Borrower’s Certificate

Reference is made to the opinion letter of McGuireWoods LLP (the “Opinion Letter”) delivered in connection with the Loan Agreement, dated as of January 1, 2011, between Dallas Clean Energy McCommas Bluff, LLC, as borrower (the “Borrower”), and Mission Economic Development Corporation, as issuer.  Capitalized terms used in this Certificate and not otherwise defined have the meanings assigned to such terms in the Opinion Letter.

The undersigned officer of the Borrower certifies, in connection with the execution, delivery and performance by the Borrower of the Subject Documents, the consummation of the transactions contemplated by the Subject Documents and issuance by McGuireWoods LLP of the Opinion Letter, as follows:

1.             Attached as Schedule I hereto is a list of (i) all indentures, mortgages, deeds of trust, bonds, notes, security or pledge agreements, guarantees, loan or credit agreements and other agreements or instruments to which the Borrower is a party, in each case which relate to the borrowing of money, the guaranty of the indebtedness of other persons or entities, or the creation of liens or security interests to secure indebtedness, and (ii) all orders, writs, injunctions, decrees or judgments of any court or other governmental authority to which the Borrower is or may be subject (collectively, the “Reviewed Documents”).  A true and complete copy of each of the Reviewed Documents has been previously furnished to McGuireWoods LLP.  No default or event of default or violation of any of the Reviewed Documents exists both before and immediately giving effect to the transactions contemplated by the Subject Documents.

2.             The Borrower does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business corporations generally. The Borrower is engaged in the business of collecting, processing and selling landfill gas.

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3.             As of the date hereof, there are no actions, suits, proceedings or arbitrations pending or, to the Borrower’s knowledge, threatened against the Borrower before any court or arbitrator or any governmental body, agency or official.

4.             As of the date hereof, there is no outstanding judgment, action, suit or proceeding pending or, to the Borrower’s knowledge, threatened against the Borrower before any court, governmental agency or arbitrator which challenges the legality, validity, binding effect or enforceability of any Subject Document to which the Borrower is a party.

IN WITNESS WHEREOF, I have signed the Certificate in my capacity as                          of the Borrower this          day of                         , 2011.

DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC

By:
Name:
Title:

B-17

SCHEDULE I

TO BORROWER’S CERTIFICATE

Reviewed Documents

B-18

Exhibit C

[Form of Underwriters’ Counsel Opinion]

March     , 2011

First Southwest Company

Dallas, Texas

Westhoff, Cone & Holmstedt

Walnut Creek, California

Re:                               $40,200,000
Mission Economic Development Corporation
Solid Waste Disposal Revenue Bonds
(Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011

Ladies and Gentlemen:

We have acted as counsel for you as Underwriters in connection with your purchase from the Mission Economic Development Corporation (the “Issuer”) of its Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011, in the aggregate principal amount of $40,200,000 (the “Bonds”), pursuant to the Bond Purchase Contract, dated March 24, 2011 (the “Purchase Contract”), among you, the Issuer and Dallas Clean Energy McCommas Bluff, LLC (the “Borrower”).  The Bonds are to be issued pursuant to the Trust Indenture, dated as of January 1, 2011 (the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, for the stated purpose of making a loan of the proceeds thereof to the Borrower.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Contract.

In that connection, we have reviewed certain portions of the Indenture, the Loan Agreement, dated as of January 1, 2011, between the Issuer and the Borrower, the Official Statement of the Issuer, dated March 24, 2011, with respect to the Bonds (the “Official Statement”), the Continuing Disclosure Certificate, dated                 , 2011, with respect to the Bonds (the “Continuing Disclosure Certificate”), the Purchase Contract, certificates of the Issuer, the Borrower, the Trustee, and others, the opinions referred to in paragraph 7(b) of the Purchase Contract and such records and documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions and conclusions hereinafter expressed.  We do not assume any responsibility for any electronic version of the Official Statement and assume that any such version is identical in all respects to the printed version.

In arriving at the opinions and conclusions hereinafter expressed, we are not expressing any opinion or view on, and with your permission are assuming and relying on, the validity, accuracy and sufficiency of the records, documents, certificates and opinions referred to above, including the accuracy of all factual matters represented and legal conclusions contained therein, including (without limitation) any representations and legal conclusions regarding the due authorization, issuance, delivery, validity and enforceability of the Bonds and the exclusion of interest thereon from gross income for federal income tax purposes and any laws, documents and instruments that may be related to the issuance, payment or security of the Bonds.  We have assumed that all records, documents, certificates and opinions that we have reviewed, and the signatures thereto, are genuine.

Based on and subject to the foregoing, and in reliance thereon, as of the date hereof, we are of the following opinions or conclusions:

1.             The Bonds are not subject to the registration requirements of the Securities Act of 1933, as amended, and the Indenture is exempt from qualification pursuant to the Trust Indenture Act of 1939, as amended.

2.             We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Official Statement and make no representation that we have independently verified the accuracy, completeness or fairness of any such statements.  In our capacity as your counsel, to assist you in part of your responsibility with respect to the Official Statement, we participated in conferences with your representatives and representatives of the Issuer, the Borrower, their respective counsel, McGuireWoods LLP, as bond counsel, and others, during which the contents of the Official Statement and related matters were discussed.  Based on our participation in the above-mentioned conferences (which did not extend beyond the date of the Official Statement), and in reliance thereon and on the records, documents, certificates, opinions and matters herein mentioned (as set forth above), we advise you as a matter of fact and not opinion that, during the course of our representation of you on this matter, no facts came to the attention of the attorneys in our firm rendering legal services to you in connection with the Official Statement which caused us to believe that the Official Statement as of its date (except for any CUSIP numbers, financial, accounting, statistical or economic, engineering or demographic data or forecasts, numbers, charts, tables, graphs, estimates, projections, assumptions or expressions of opinion, any management discussion and analysis, any of the information in Appendices A through G or any information about book-entry, DTC, ratings, rating agencies, Tax Exemption, included or referred to therein, which we expressly exclude from the scope of this paragraph and as to which we express no opinion or view) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No responsibility is undertaken or view expressed with respect to any other disclosure document, materials or activity, or as to any information from another document or source referred to by or incorporated by reference in the Official Statement.

We are furnishing this letter to you pursuant to paragraph 7(b)(ii)(C) of the Purchase Contract solely for your benefit as Underwriters.  Our engagement with respect to this matter has terminated as of the date hereof, and we disclaim any obligation to update this letter.  This letter is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person.  This letter is not intended to, and may not, be relied upon by owners of Bonds or by any other party to whom it is not specifically addressed.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

Exhibit D

[Form of Opinion of Issuer’s Counsel]

March     , 2011

Mission Economic Development Corporation c/o City of Mission 1201 East 8th Street Mission, Texas 78572	Dallas Clean Energy McCommas Bluff, LLC c/o Cambrian Energy Management, LLC One Wilshire Building 624 South Grand Avenue, Suite 2420 Los Angeles, CA 90017-3325

The Bank of New York Mellon Trust Company, N.A., as Trustee 700 South Flower Street, Suite 500 Los Angeles, California	Westhoff, Cone & Holmstedt, as Underwriter 500 Ygnacio Valley Road, Suite 380 Walnut Creek, CA 94596

First Southwest Company 325 N. St. Paul Street, Suite 800, Dallas, Texas 75201

Re:                               $40,200,000 Mission Economic Development Corporation Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011

Ladies and Gentlemen:

We have acted as special counsel to Mission Economic Development Corporation (the “Issuer”) in connection with the issuance and sale of the above-referenced bonds (the “Bonds”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Trust Indenture between the Issuer and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) dated as of January 1, 2011 (the “Indenture”), unless the context otherwise indicates.  As used herein, the term “Issuer Transaction Documents” means the Loan Agreement, the Indenture, the Note, the Tax Certificate and the Bond Purchase Contract relating to the Bonds (the “Bond Purchase Contract”) among the Issuer, Dallas Clean Energy McCommas Bluff, LLC (the “Borrower”), First Southwest Company and Westhoff, Cone & Holmstedt (the “Underwriters”).

In our capacity as counsel to the Issuer, we have examined (i) the Articles of Incorporation of the Issuer as certified by the Secretary of State of Texas and a resolution of the City Council of Mission, Texas, authorizing the creation of the Issuer; (ii) a certificate of existence of the Issuer from the Secretary of State of the State of Texas; (iii) the Bylaws of the Issuer; (iv) a certificate of the Issuer dated the date hereof relating to certain matters contained herein; (v) the resolution of the Board of Directors of the Issuer adopted on December 20, 2010 (the “Bond Resolution”), authorizing the issuance of the Bonds; (vi) executed copies of the Issuer Transaction Documents; and (vii) the Development Corporation Act, Tex. Loc. Gov’t Code Ann. Chapter 501 (Vernon Supp. 2009) (the “Act”).

Our opinions in this Opinion (herein so called) are limited in all respects to the substantive law of the State of Texas (the “State”) and the federal law of the United States of America, and we assume no responsibility as to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction.

We have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Issuer, agreements and other instruments, certificates of officers and representatives of the Issuer, certificates of public officials and other documents and we have had such discussions with appropriate officers of the Issuer as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed.  As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of and discussions with officers of the Issuer.

 For purposes of this Opinion, we have assumed:  (i) the genuineness or all signatures on all documents (other than that of the Issuer on the Issuer Transaction Documents); (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in all certificates and reports identified in this Opinion; (v) the due authorization, execution and delivery of and the validity and binding effect of the Issuer Transaction Documents with regard to the parties to the Issuer Transaction Documents other than the Issuer; (vi) each document submitted to us for review is accurate and complete; (vii) there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (viii) the conduct of the parties to the transactions has complied with any requirement of good faith, fair dealing and conscionability; (ix) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Issuer Transaction Documents; (x) the Issuer will not in the future take any discretionary action (including a decision not to act) permitted under the Issuer Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreement or court order; and (xi) all parties to the Issuer Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Issuer Transaction Documents.

Based on the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

1.             The Issuer was incorporated and is duly existing under the Act as a nonprofit industrial development corporation and constituted authority of the City of Mission, Texas.

2.             The Bond Resolution was duly adopted by the Issuer on December 20, 2010 in compliance with the requirements of applicable Texas law and remains in full force and effect on the date hereof.

3.             The Issuer has the authority to enter into the Issuer Transaction Documents and to perform its obligations thereunder.

4.             The Issuer Transaction Documents have been duly authorized, executed and delivered by the Issuer and, assuming due and valid authorization, execution and delivery by the other parties thereto, constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms.

5.             To the best of our knowledge, without independent investigation, there is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or public body, pending or threatened against the Issuer, in which an unfavorable decision, finding or ruling would adversely affect the validity or enforceability of the Issuer Transaction Documents or the transactions contemplated therein.

6.             The execution, delivery and performance by the Issuer of the Issuer Transaction Documents will not cause a default under (a) any existing laws or regulations of the State or, to the best of our knowledge, any court or administrative rule or regulation to which the Issuer is subject, or any order, writ, decree or judgment known to us to which it is a party or by which it or any of its properties is bound, in force and effect of the date hereof or (b) the Act as it exists on the date hereof.

The opinions and conclusions set out above are subject to the following qualifications, assumptions and exceptions:

A.            We have assumed, with your permission, the truth and accuracy of all facts contained in statements and certifications made to us and in all documents and other materials furnished to us by the Issuer and the Cities of Mission and Dallas, Texas and that none of such statements or certifications, and none of such documents or other materials has contained an untrue statement of any fact, or omitted to state a fact necessary in order to make such statements, in light of the circumstances in which they were made, not misleading.

B.            In delivering the foregoing opinions, as to certain matters of fact we have relied with your permission upon a certificate of the Issuer executed by its officers.  In delivering our opinions in paragraphs 5 and 6, our inquiry is limited to pending actions suits or proceedings wherein service of process was obtained against the Issuer’s registered agent of which we have knowledge of pending or threatened actions, suits or proceedings the existence or threat of which was represented to us in such Issuer’s certificate.

C.            This Opinion speaks only as of its date and only in connection with the Issuer Transaction Documents and may not be applied to any other transaction.  We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinion and conclusions expressed herein.  Further, this opinion is specifically limited to the laws of the State of Texas and, to the extent applicable, the laws of the United States of America.

D.            As used in this opinion the phrases “to the best of our knowledge” and “of which we have knowledge” refer only to the current actual knowledge of attorneys in our firm who have devoted substantive attention to the subject transaction and not to the knowledge of the attorneys in this firm generally.

E.             In connection with our opinion in paragraph 4, the validity and enforceability of the Issuer Transaction Documents may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or fraudulent transfer laws, or any other laws or judicial decisions affecting the Issuer’s rights and remedies generally; (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; and (iii) forfeiture or similar laws (including court decisions) of the State or of the United States permitting seizure by, or forfeiture of property to, a governmental entity.

F.             Without limiting the generality of the foregoing, we express no opinion as to the legality, validity, enforceability or binding effect of any provisions of the Issuer Transaction Documents that (i) restrict access to courts or to legal or equitable remedies or purport to the effect the jurisdiction or venue as to courts; (ii) purport to establish evidentiary standards or effect rights to notice or to waive defenses, statutes of limitations or other benefits bestowed by operation of law; (iii) relate to subrogation rights, delay or omission to enforce rights or remedies, exculpation clauses, indemnification, waiver or ratification of future acts, severability, transferability of properties which by their nature are non-transferable or any clauses purporting to waive unmatured rights; or (iv) claims of the Borrower or the Issuer for damages or other remedies for trespass, conversion, negligence, failure to comply with the requirements concerning notices, disposition of collateral or otherwise waiving rights or defenses of the Borrower or the Issuer under applicable law.

G.            In addition, we express no opinion as to (i) the state of title to any property or other collateral; (ii) the priority or perfection of any liens or security interests created or to be created under the Issuer Transaction Documents; (iii) the compliance of the Bonds, the other Issuer Transaction Documents or any other document executed in connection with the issuance of the bonds and the transactions contemplated thereby with any applicable usury laws or similar statutes; (iv) the compliance of the sale of the Bonds to or by the Underwriters with the securities laws of any jurisdiction; (v) the effect, if any, of applicable environmental or ecological laws or regulations on the transactions contemplated by the Issuer Transaction Documents; (vi) compliance by the Borrower with applicable laws and regulations related to the construction or operation of any project financed with the bonds; or (vii) any matters that are not expressly set forth herein and no such opinion is or may be inferred herefrom.

H.            In rendering the opinions set forth above, we have made no examination of any accounting, financial, or taxation matters and express no opinion with respect thereto.

Other than as specifically set forth above, this opinion may be relied upon only by the addressees hereof and by other persons to whom written permission to rely hereon is granted by us.

Very truly yours,